EXHIBIT 21

                        Subsidiaries of the Company
                   and State of Incorporation or Formation




     CV Warehouse 75, Inc.                        Florida
     CV Warehouse 76, Inc.                        Florida
     CV Warehouse 78, Inc.                        Florida
     W.X. Properties, Inc.                        Florida
     D.X. Properties, Inc.                        Florida
     GRX Corp.                                    Florida
     Montgomery CV Realty Trust                   Delaware
     Montgomery CV Realty L.P.                    Delaware
     Recreation Mortgages L.P.                    Delaware
     Recreation Mortgages LLC                     Delaware
     Drexel Realty, Inc.                          Pennsylvania
     Royce Realty, Inc.                           Pennsylvania
     MGA Payroll Company, Inc.                    Pennsylvania
     Rio Grande Associates, L.P.                  Pennsylvania
     Rio Grande Associates LLC                    Delaware
     Danville Plaza Associates, L.P.              Delaware
     Danville Plaza LLC                           Delaware
     Woodbourne Square Associates, L.P.           Delaware
     Woodbourne Square LLC                        Delaware
     Chesterbrook Village Center Associates, L.P. Delaware
     Chesterbrook Village Center LLC              Delaware
     Mount Carmel Plaza Associates, L.P.          Delaware
     Mount Carmel Plaza LLC                       Delaware
     Glenmont Associates, L.P.                    Pennsylvania
     Glenmont LLC                                 Delaware
     Plymouth Plaza Associates, L.P.              Delaware
     Plymouth Plaza LLC                           Delaware
     County Line Plaza Realty Associates, L.P.    Delaware
     County Line Plaza Realty, LLC                Delaware
     555 Scott Street Associates, L.P.            Delaware
     555 Scott Street LLC                         Delaware
     Route 6 Office Max Center Associates, L.P.   Delaware
     Route 6 Office Max Center LLC                Delaware
     Century Plaza Associates, L.P.               Delaware
     CP General Partner, LLC                      Delaware
     Collegeville Plaza Associates, L.P.          Delaware
     Collegeville Plaza, LLC                      Delaware
     Gilbertsville Plaza Associates, L.P.         Delaware
     Gilbertsville Plaza, LLC                     Delaware
     Marlton Plaza Associates, L.P.               Delaware
     Marlton Plaza, LLC                           Delaware
     Marlton Plaza Associates II, L.P.            Delaware
     Marlton Plaza II, LLC                        Delaware
     New Holland Plaza Associates, L.P.           Delaware
     New Holland Plaza, LLC                       Delaware
     Newtown Village Plaza Associates, L.P.       Delaware
     Newtown Village Plaza, LLC                   Delaware
     North Penn Marketplace Associates, L.P.      Delaware
     North Penn Marketplace, LLC                  Delaware